EXHIBIT 3


                          INDEPENDENT AUDITORS' CONSENT



     We hereby consent to the use in the Registration Statement of Solar Satellite Communication, Inc. on this Post-Effective Amendment No. 1 to this Form S-8 to be filed on or about October 8, 2002 with the Securities and Exchange Commission our report dated March 29, 2002 on the consolidated financial statements of Solar Satellite Communication, Inc. which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty.



                                             /s/ Durland & Company, CPAs, P.A.
                                             ---------------------------------
                                                 Durland & Company, CPAs, P.A.


Palm Beach, Florida
8 October, 2002